Exhibit 10.10

VISTRA ANNUAL INCENTIVE PLAN
Plan Document

Amended and Restated, effective as of January 1, 2025

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VISTRA ANNUAL INCENTIVE PLAN
Article I.    Purpose.
    The Vistra Annual Incentive Plan (the “Plan”) was established effective as of January 1, 2025, through the merger of the Vistra Executive Annual Incentive Plan (the “EAIP”), and the Vistra Broad-Based Annual Incentive Plan (the “BBAIP”). Effective January 1, 2025, the EAIP and the BBAIP cease to exist as standalone plans, and this Plan supersedes and replaces all other Plan documents. As provided in more detail herein, the Plan provides for annual bonus incentive award opportunities for eligible Participants payable in cash.
    The principal purposes of the Plan are to attract, motivate and retain key employees; to align the interests of Participants, Participating Employers and Company shareholders by rewarding performance that satisfies established performance goals; to motivate Participant behaviors that drive successful results at the corporate, business unit and individual levels; and to support collaboration across essential organizational interfaces.
Article II.    Definitions.
    When used in the Plan, the following terms shall have the meanings set forth below:
(a)“Administrative Committee” means the subcommittee of the Executive Officers comprised of the Company’s Executive Vice President and Chief Administrative Officer and the Company’s Executive Vice President and General Counsel, or such other Executive Officers as may be appointed in writing from time to time by the Chief Executive Officer of the Company.
(b)    “Aggregate Incentive Pool” means the amount equal to the Target Incentive Pool multiplied by the Weighted Funding Percentage.
(c)     “Award” means the amount payable to a Participant under this Plan for any Plan Year, as determined in accordance with the terms of the Plan.
(e)    “Base Salary” means the annualized base salary designated for the Participant in the applicable payroll records of the Participating Employer and, for non-Executive Officers, adjusted to include supplemental pay for such items as special skills, certifications and licenses as may be determined from time to time by the Administrative Committee, prior to any deferrals, and excluding any overtime pay, bonuses, incentive compensation, expense reimbursements and fringe benefits of any kind for the applicable Plan Year.
(f)    “Company” means Vistra Corp., and its successors and assigns. With respect to a particular Participant, Company means such Participant’s Participating Employer.
(g)    “Disability” or “Disabled” means disability as determined under the Company’s long-term disability Plan, which is a component benefit under the Vistra Health and Welfare Benefit Plan.
(h)    “Executive Officers” means the Company’s Chief Executive Officer and other Executive Officers, as defined under the charter of the SR&C Committee.

(i)     “Financial Performance Criteria” means various measures of financial performance of the Company established by the SR&C Committee for the Plan Year.
    (j)    “Financial Performance Funding Percentage” means a percentage established by the SR&C Committee used to calculate the portion of the Aggregate Incentive Pool SR&C attributable to the performance of the Company against the Financial Performance Criteria established for the particular Plan Year.

(k)    “Individual Performance Modifier” means individual Participant performance approved by the SR&C Committee (with respect to Executive Officers) and the Administrative Committee (with respect to all other Participants ) and used in determining a Participant’s Award.
(l)    “Operational Metrics” means non-financial objectives established by the Company that are critical to the function and success of the business.
(m)    “Operational Metrics Funding Percentage” means a percentage established by the SR&C Committee used to calculate the portion of the Aggregate Incentive Pool SR&C attributable to the level of achievement of the Operational Metrics for the particular Plan Year.
(n)    “Participant” means an individual who is: (1) an employee of a Participating Employer, other than: (i) temporary/intern employees, and (ii) employees who are represented by a collective bargaining unit (except, in each case, to the extent that an applicable collective bargaining agreement or other applicable agreement between the Company and a labor union provides for participation of any such employees in the Plan); (2) employed for a period of at least three full months during the Plan Year by a Participating Employer; and (3) approved by the Administrative Committee for participation in this Plan.
(o)    “Participating Employer” means, the Company and each of its participating affiliates. Additional Participating Employers may be added with the approval of the SR&C Administrative Committee, and participation in the Plan by any such additional Participating Employers will commence as of the effective date designated by the SR&C Administrative Committee.
(p)    “Plan” means this Vistra Annual Incentive Plan.
(q)    “Plan Year” means the twelve (12) month period beginning January 1 and ending December 31.
(r)    “Retirement” means retirement from active employment with the Company upon attaining at least age 55 and completing at least 16 years of service with the Company and any of its subsidiaries, or after attaining age 65.
(s)    “SR&C Committee” means the Social Responsibility & Compensation Committee of the Board of Directors of the Company.
(t)    “Target Award” means an Award level of an individual Participant, expressed as a percentage of the Participant’s Base Salary. The Target Award shall be used in calculating an individual’s actual Award for a Plan year.

(u)     “Target Incentive Pool” means the amount equal to the aggregate of the Target Awards for all Participants, or a selected group of Participants, as the context may require.
(v)    “Weighted Funding Percentage” means the percentage that is the sum of the Financial Performance Funding Percentage and the Operational Metrics Funding Percentage.
Article III.    Eligibility and Participation.
    All individuals who, as of the first day of a Plan Year, meet the definition of a Participant hereunder, shall be eligible to participate in this Plan for such Plan Year. Awards, if any, for individuals who become Participants during the Plan Year or whose participation in this Plan is terminated during the Plan Year, shall be determined under, and in accordance with, Article VIII hereof. Participation in this Plan for any Plan Year shall not entitle any individual to future participation.

Article IV.    Establishment of Performance Goals.
    For each Plan Year, the SR&C Committee, in consultation with the Administrative Committee, shall establish (i) the Financial Performance Criteria, (ii) the Operational Metrics, and (iii) the Target Incentive Pool. Such determinations by the SR&C Committee shall be made at such times and shall be based on such criteria as the SR&C Committee shall determine in its sole discretion. The SR&C Committee (and, with respect to all Participants other than Executive Officers, the Administrative Committee) shall have full authority and discretion, for any particular Plan Year, to modify any of its determinations hereunder, with respect to all Participants or any individual Participant, including determinations which affect the calculation or amount of Awards, in order to take into consideration other benefit programs and/or extraordinary events affecting the financial results of the Company. Once determined, or modified, such determinations shall be communicated by the Administrative Committee, or its delegees, to the affected Participants in such form and manner as the Administrative SR&C Committee determines to be appropriate.
Article V.    Establishment of Awards.
After the end of each Plan Year, the SR&C Committee shall determine the Financial Performance Funding Percentage and the Operational Metrics Funding Percentage for each Plan Year. The SR&C Committee shall further determine the Weighted Funding Percentage and the resulting Aggregate Incentive Pool for the Plan Year.

Article VI.    Application of Individual Performance Modifier and Determination of Individual Participant Awards.
A.    Individual Participant Awards.

    Each Participant’s Award for a Plan Year shall be determined by: (i) multiplying the Participant’s Target Award by the Weighted Funding Percentage; and (ii) multiplying such amount by the applicable Individual Performance Modifier determined in accordance with Article VI.B. below.

B.    Application of Individual Performance Modifier.

As described in Article VI.A. above, the amount determined by applying the formula set forth in Article VI.A. shall include an adjustment for the Individual Performance Modifier for each Participant. The Individual Performance Modifier for each Executive Officer shall be determined by the SR&C Committee. The Individual Performance Modifier for all other Participants shall be determined by the Administrative Committee. Individual Performance Modifiers may range from 0% to 120% based on the individual Participant’s performance as determined by the SR&C Committee or the Administrative Committee, as applicable.
In no event may the aggregate of all Awards determined to be payable to all Participants exceed the amount accrued for the Aggregate Incentive Pool.
C.    Maximum Aggregate Award.

     In no event may the aggregate of all Awards determined to be payable to all Participants for a Plan Year exceed the amount accrued for the Aggregate Incentive Pool for the particular Plan Year.

Article VII.    Payment of Awards.
    All Awards will be paid in cash to Participants by March 15 of the year following the applicable Plan Year, and will be subject to all applicable tax and other withholding requirements.
Article VIII.    Termination of Employment and Partial Awards.
    Participation in the Plan shall cease immediately upon a Participant’s resignation or termination of employment for any reason (with or without cause), or upon the Participant’s death, Disability or Retirement. In such event, the Participant may be eligible for a partial award for such Plan Year in accordance with and subject to the provisions of this Article VIII.

A.    Resignation or Termination.
If a Participant resigns his/her employment with a Participating Employer or is terminated (with or without cause) prior to the submission of the Award to payroll for payment for reasons other than death, Disability, Retirement, or transfer to an affiliate of the Company, such Participant shall forfeit any right to receive such Award.
B.    Death, Disability or Retirement.
If a Participant dies, becomes Disabled or Retires during a Plan Year after having attained at least three (3) full months of participation in the Plan during such Plan Year, the Participant, or the Participant’s beneficiary in the case of the Participant’s death, may, in the sole discretion of the SR&C Committee (with respect to Executive Officers) or the Administrative Committee (with respect to all other Participants ), be entitled to receive a partial Award, prorated for the number of days that the individual was a Participant hereunder during the Plan Year. Any such prorated Award shall be paid at Target at the time that all other Awards are paid for such Plan Year. The decisions of the SR&C Committee and the Administrative Committee with respect to such prorated Awards shall be final and binding on all parties. For purposes of this provision, a Participant’s beneficiary shall be his/her surviving spouse or, if he/she has no surviving spouse, his/her estate.
C.    Transfers.
If a Participant (i) transfers from a Participating Employer to another affiliate of the Company after having attained at least three (3) full months of participation in the Plan during the Plan Year, and (ii) continues to be employed by an affiliate of the Company through the remainder of the Plan Year, such individual may, in the sole discretion of the SR&C Committee (with respect to Executive Officers) or the Administrative Committee (with respect to all other Participants ), be entitled to receive a partial Award hereunder, prorated on the basis of the number of days such individual was employed by the Participating Employer during the Plan Year. . Any such prorated Award shall be paid at the time and in the form that all other Awards are paid for such Plan Year. The decisions of the SR&C Committee and the Administrative Committee with respect to such prorated Awards shall be final and binding on all parties.
D.    Participant Status Attained During Plan Year.
If an individual becomes a Participant during a Plan Year (e.g., the individual is a new hire of a Participating Employer, or becomes an employee during a Plan Year as the result of an acquisition transaction by the Company or an affiliate of the Company, and the individual satisfies the eligibility criteria of the Plan), the Participant, may, in the sole and absolute discretion of the SR&C Committee (with respect to Executive Officers) or the Administrative Committee (with respect to all other Participants), be eligible to receive a partial Award hereunder, prorated on the basis of the number of days such individual was a Participant during the Plan Year, provided that the Participant attained at least three (3) full months of participation in the Plan during the Plan Year. Any such Award shall be paid at the time and in the form that all other Awards are paid for such Plan Year. The decisions of the SR&C Committee and the Administrative Committee with respect to such prorated Awards shall be final and binding on all parties.

Article IX.    Administrative Provisions.
A.    Administration.
The Plan shall be administered and interpreted by the SR&C Committee and the Administrative Committee, in accordance with the provisions hereof. The SR&C Committee and its members, the Administrative Committee and its members, and any other individual to whom the SR&C and/or the Administrative Committee has delegated their responsibilities regarding the administration of this Plan, shall have full authority, discretion and power necessary or desirable to administer and interpret this Plan. Without in any way limiting the foregoing, all such individuals shall, to the extent of their authority provided for herein, or otherwise delegated to them, have complete authority, discretion and power to: (i) determine the Participants for each Plan Year; (ii) determine the Financial Performance Criteria and the Operational Metrics; (iii) determine the Individual Performance Modifier applicable to each Participant; (iv) evaluate and determine the performance of the Company, Participating Employers and Participants; iv) determine the amount of the Award for each Participant; (vi) interpret the provisions of this Plan and any other documentation used in connection with this Plan, including documentation specifying individual Performance Goals, Award opportunities and the like; (vii) establish and interpret rules and procedures (written or by practice) for the administration of the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the administration or interpretation of this Plan. All actions, decisions and interpretations of such individuals shall be final, conclusive and binding on all parties.
B.    No Right to Continued Employment.
Nothing in this Plan shall be deemed by implication, action or otherwise to constitute a contract of employment, or otherwise to provide a Participant with any right of continued employment or impose any limitation on any right of a Participating Employer to terminate a Participant’s employment at any time.
C.    No Assignment.
A Participant or Participant’s beneficiary shall have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any incentive made under the Plan, nor will any Participant or Participant’s beneficiary have any lien on any assets of any Participating Employer, or any affiliate thereof, by reason of any Award made under the Plan.
D.    Withholding.
The Participating Employers shall have the right to deduct or withhold or require a Participant to remit to the applicable Participating Employer, any taxes required by law to be withheld from Awards made under this Plan.
E.    Amendment of Plan.
The Plan and any Award may be amended, suspended or terminated at any time and from time to time, by action of the SR&C Committee. Additionally, the Plan may be amended at any time and from time to time by action of the Administrative Committee to the extent that such amendment: (i) is ministerial or administrative in nature; (ii) does not result in a material increase in the cost of the Plan; or (iii) is determined by the Administrative Committee to be necessary or appropriate to ensure compliance of the Plan with any applicable law. In order to be effective, any amendment of this Plan or any Award must be in writing. No oral statement, representation or the like shall have the effect of amending or modifying this Plan or any Award, or otherwise have any binding effect on the Company, the SR&C Committee, the Administrative Committee, or any individual who has been delegated authority by the SR&C Committee or the Administrative Committee to administer this Plan.
F.    No Obligation to Continue Plan.
The adoption of the Plan does not imply any commitment to continue to maintain the Plan, or any modified version of the Plan, or any other plan for incentive compensation for any succeeding year.
G.    Governing Law.
The Plan shall be construed in accordance with, and governed by, the laws of the State of Texas. Any disputes arising under this Plan and any action to enforce any provisions hereof, shall be maintained exclusively in the appropriate courts of Dallas County, Texas.
H.    Severability.
In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.
I.    Limitation of Liability.
Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of this Plan, the Participating Employer, the SR&C Committee and its members, the Administrative Committee and its members, and any other entity or individual administering any aspect of this Plan shall be held harmless by the Participants and their respective representatives, heirs, successors, and assigns, against liability or losses occurring by reason of any act or omission under the Plan.
J.     Section 409A Compliance
To the extent applicable, the Plan is intended to comply with, or be exempt from, section 409A of the Internal Revenue Code of 1986 as amended (the “Code”), and shall be administered, construed, and interpreted in accordance with such intent. Payments under this Plan shall be made in a manner that will comply with, or be exempt from, section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Company. The applicable provisions of section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.

Executed February 18, 2025 to be effective as of January 1, 2025.

VISTRA CORP.
By: _/s/ Carrie L. Kirby____________
                     Carrie L. Kirby
Executive Vice President and Chief Administrative Officer